UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 1, 2009 (May 29, 2009)

Date of Report (Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

395 de Maisonneuve Blvd. West

Montreal, Quebec

Canada H3A 1L6

(Address and zip code of principal executive offices)

(514) 848-5400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) At the Company’s annual meeting, held on May 29, 2009, Messrs. Raymond Royer and Marvin Cooper retired from and did not stand for re-election to the Company’s Board of Directors. Messr. Cooper also retired from his employment as Executive Vice-President and Chief Operating Officer of the Company.

Item 8.01. Other Events.

At the Company’s annual meeting, held on May 29, 2009, stockholders approved a proposal to authorize the Company’s board of directors to effect a reverse stock split at one of three ratios, 1-for-12, 1-for-15 or 1-for-18, as determined by the Company’s Board of Directors, and to amend the Company’s certificate of incorporation accordingly. Following the annual meeting, the Board of Directors approved the implementation of a reverse stock split at a ratio of 1-for-12. As a result of the reverse stock split, every 12 shares of the Company’s common stock that are issued and outstanding at 6:01 p.m. on June 10, 2009, the Effective Time, will be automatically combined into one issued and outstanding share, without any change in the par value of such shares, subject to the elimination of fractional share.

The Corporation issued a press release on June 1, 2009 announcing the authorization and approval of the reverse stock split by the Corporation’s stockholders and Board of Directors, respectively, and providing certain information with respect to the reverse stock split. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1: Press Release of Domtar Corporation, dated June 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION
(Registrant)

By:	/s/ Razvan L. Theodoru
Name: Razvan L. Theodoru
Title: Vice-President and Secretary
Date: June 1, 2009

Exhibit Index

Exhibit No.	Exhibit

99.1	Press Release of Domtar Corporation, dated June 1, 2009

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